UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2019

EMERALD BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55136	45-0692882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 North Marina Drive, Long Beach, CA 90803
(Address of principal executive offices)

(949) 396-0330
(Registrant’s telephone number, including area code)

______________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 23, 2019, EMBI Australia Pty Ltd (the “Company”), a wholly owned subsidiary of Emerald Bioscience, Inc., entered into a Start-Up Agreement (the “Start-Up Agreement”), by and between the Company and Novotech (Australia) Pty Limited (“Novotech”). The Start-Up Agreement is being entered into in connection with the launch of Emerald Bioscience, Inc.’s first in-human studies of its lead drug candidate, NB1111, to be conducted in healthy volunteers and patients with glaucoma (the “Clinical Trial”). The Company expects to pay approximately $65,840 AUD in professional fees and pass through costs in connection with the services provided for in the Start-Up Agreement. Additionally, the Company and Novotech have agreed to negotiate the terms of a Master Services Agreement and Project Agreeement covering all anticipated services to be provided by Novotech to the Company in connection with the Clinical Trial.

The foregoing description of the Start-Up Agreement is not complete and is qualified in its entirety by reference to the text of the Start-Up Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1*	Start-Up Agreement, dated as of August 23, 2019, by and between the Company and Novotech.

___________

* Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD BIOSCIENCE, INC.

Dated: August 27, 2019	By:	/s/ Dr. Brian Murphy
Dr. Brian Murphy
Chief Executive Officer

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